UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 11, 2025
NOVELIS INC.
(Exact name of registrant as specified in its charter)

Canada	001-32312	98-0442987
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
3550 Peachtree Road NE, Suite 1100, Atlanta, Georgia 30326
(Address of Principal Executive Offices)
(404) 760-4000
(Registrant's Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01    Regulation FD Disclosure.
On August 11, 2025, Novelis Inc. (the "Company") issued a press release announcing that its wholly-owned subsidiary, Novelis Corporation ("Novelis"), has commenced a cash tender offer (the "Tender Offer") to purchase any and all of its outstanding 3.250% Senior Notes due November 2026 (the "2026 Notes"). The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
The information furnished in this Current Report on Form 8-K pursuant to Item 7.01 related to the Tender Offer, including Exhibit 99.1, is neither an offer to sell nor a solicitation of offers to buy any securities. The Tender Offer is being made only pursuant to the Offer to Purchase and the related Notice of Guaranteed Delivery. The Tender Offer is not being made to holders of the 2026 Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. Novelis intends, but is not obligated, to redeem any 2026 Notes that are not validly tendered.
The information included in this Current Report pursuant to Item 7.01, including the information in the press release attached as Exhibit 99.1, is being "furnished" to the Securities and Exchange Commission and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Securities Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act, except as expressly set forth by specific reference in such filing.
Item 8.01    Other Events.
On August 11, 2025, the Company issued a press release announcing that Novelis has commenced a private offering (the "Proposed Offering") of $750 million aggregate principal amount of senior unsecured notes due 2033 (the "Notes") in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). The full text of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
The Notes and the related guarantees have not been, and will not be, registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and the rules promulgated thereunder.
Novelis intends to use the net proceeds from the Proposed Offering, together with cash on hand, to (i) purchase all of the outstanding $750 million aggregate principal amount of the 2026 Notes that are validly tendered and not withdrawn pursuant to the Tender Offer and (ii) pay fees and expenses in connection with the Proposed Offering and the Tender Offer. To the extent that there are any remaining proceeds from the Proposed Offering, Novelis intends, but is not obligated, to use such proceeds to redeem the remaining 2026 Notes that are not validly tendered pursuant to the Tender Offer at the applicable optional redemption price, plus accrued and unpaid interest to, but not including, the date of redemption in accordance with the terms of the indenture governing the 2026 Notes.
There can be no assurance that Novelis will be able to complete the Proposed Offering on the terms and conditions described herein or at all.
The information furnished in this Current Report on Form 8-K pursuant to Item 8.01, including the information contained in the press release attached as Exhibit 99.2, is neither an offer to sell nor a solicitation of an offer to buy the Notes or the related guarantees in the Proposed Offering.
Forward-Looking Statements
Statements made in this Current Report on Form 8-K which describe the Company's intentions, expectations, beliefs or predictions may be forward-looking within the meaning of securities laws. Forward-looking statements include statements preceded by, followed by, or including the words "believes," "expects," "anticipates," "plans," "estimates," "projects," "forecasts," or similar expressions. Examples of forward-looking statements in this Current Report on Form 8-K are statements about the Tender Offer, the Proposed Offering and the use of proceeds from the Proposed Offering. The Company cautions that, by their nature, forward-looking statements involve risk and uncertainty and the Company's actual results could differ materially from those expressed or implied in such statements. The Company does not intend, and the Company disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release regarding Tender Offer, dated August 11, 2025.
99.2	Press release regarding Proposed Offering, dated August 11, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.
Date: August 11, 2025	By:	/s/ Christopher Courts
Name: Christopher Courts
Title: Executive Vice President and Chief Legal Officer